Exhibit 3.2

BYLAWS OF

CH2M HILL COMPANIES, LTD.

(hereinafter called the “Corporation”)

ARTICLE I.

CORPORATE OFFICES

Section 1.1.           Registered Office.  The registered office of the Corporation shall be in the State of Delaware.

Section 1.2.           Other Offices.  The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS

Section 2.1.           Annual Meeting.  An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place (if any) within or without the State of Delaware, on such date, and at such time as shall be designated from time to time by the Board of Directors and stated in the Corporation’s notice of the meeting.  In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.2.           Shareholder Business and Nominations for Annual Meetings.

(a)           The proposal of business to be considered by stockholders, including nominations of candidates to stand for election as directors, may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation.

(b)           For business, including nominations of candidates to stand for election as directors, to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Section 2.2, the stockholder (a) must have given timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 2.2.  In addition, any proposed business must constitute a proper matter for stockholder action.  To be timely, the stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary, the Secretary of the Corporation must receive the notice not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time the notice provided for in this Section 2.2 is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such business, and (iii) who complies with the notice procedures set forth in this Section 2.2.

(c)           Notwithstanding anything in Section 2.2(b) to the contrary, if the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the Board of Directors’ nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement (as defined below) is first made by the Corporation.

(d)           For a notice to be in proper form for purposes of this Section 2.2, the notice must include the following information: (i) the name and address of the stockholder who is making a proposal, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made, (ii) the nature of the business being proposed and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (iv) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (v) as to the stockholder giving the notice and any such beneficial owner, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or any such beneficial owner with respect to any share of stock of the Corporation; (vi) a representation that the stockholder is a holder of record of Corporation capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal; and (viii) any other information relating to the stockholder making the proposal that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such stockholder in support of the business to be brought before the meeting pursuant to Section 14A under the Exchange Act of 1934, as amended (the “Exchange Act”).  Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. If the Chairman of the Board or other presiding officer at the annual meeting determines that business was not properly brought before the meeting, the business proposed by the notifying stockholder will not be conducted at the meeting.

(e)           In addition, in the case of nominations of persons for election to the Board of Directors, for a notice to be in proper form for purposes of this Section 2.2, the notice must include the following additional information: as to each proposed nominee who is not an incumbent director, (i) the name, age, business address and, if known, residence address of such nominee, (ii) the principal occupation or employment of such nominee during the preceding five years, (iii) the number of shares of stock of the Corporation which are beneficially owned by such nominee, (iv) any other information relating to such nominee that would be required to be set forth in a definitive proxy statement filed in connection with a proxy solicitation pursuant to Section 14 of the Securities Exchange Act, (v) the written consent of such nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director of the Corporation, if elected, (vi) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would stand for re-election and/or a resignation effective upon the termination of such person’s employment with the Corporation, if such director is an employee of the Corporation, and upon acceptance of either such resignation by the Board of Directors, in accordance with the policies and procedures adopted by the Board and in accordance with Section 3.1 of these Bylaws, (vii) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.2 if such nominee were a proposing stockholder, and (viii) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  A nomination made otherwise than as provided in this Section 2.2 shall be null and void and shall not be submitted to a vote of stockholders.

(f)            A stockholder providing notice of business, including nominations of candidates to stand for election as directors, to be brought before an annual meeting of stockholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this Section 2.2 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(g)                           The foregoing notice requirements of this Section 2.2 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(h)                           Notwithstanding the foregoing provisions of this Section 2.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present proposed business, including a nomination of persons for election to the Board of Directors, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(i)                            Notwithstanding the foregoing provisions of this Section 2.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.2, and compliance with this Section 2.2 shall be the exclusive means for a stockholder to submit other business (other than, as provided in Section 2.2(g), matters brought properly under and in compliance with the Exchange Act). Nothing in this Section 2.2 shall be deemed to (i) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, or (ii) confer upon any stockholder a right to have any proposed business, including a nomination of persons for election to the Board of Directors, included in the Corporation’s proxy statement.

(j)                            For purposes of this Section 2.2, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.3.           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Chairman of the Board, the Chief Executive Officer, or at the direction of the Board of Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, and shall be held at such place, on such date, and at such time as they or he or she shall fix.  In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.2 of these Bylaws.  Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

[NOTE TO DRAFT: THE FOLLOWING IS THE ALTERNATIVE PROVISION IF WE ALLOW 10% SHAREHOLDERS TO CALL A SPECIAL MEETING:

(a)           Special meetings of the stockholders of the Corporation may be called only (i) by the Chairman of the Board, the Chief Executive Officer, or at the direction of the Board of Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, or (ii) by the Chairman of the Board, following receipt by the Secretary of the Corporation at the principal executive offices of the Corporation of one or more written demands to call a special meeting of the stockholders submitted by or on behalf of the record holder or holders of at least ten percent (10%) of the voting power of the issued and outstanding shares of the Corporation (the “Requisite Percentage”); provided, however, that such stockholder demand or demands have been submitted in accordance with and in the form required by this Section 2.3.  Special meetings of the stockholders (including those called by the Chairman of the Board following receipt of a written demand or demands from stockholders holding the Requisite Percentage in accordance with this Section 2.3(a) shall be held on such date, at such time, and at such place (if any) within or without the State of Delaware as shall be designated by the Board of Directors and stated in the Corporation’s notice of the meeting.  In the case of a special meeting called by the Chairman following receipt of a written demand or demands from stockholders holding the Requisite Percentage in accordance with this Section 2.3(a), the date of such special meeting, as fixed by the Board of Directors, shall not be fewer than thirty (30) nor more than ninety (90) days after the date a demand or demands by stockholders holding the Requisite Percentage have been received by the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 2.3(a).  In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

(b)           To be in proper form, a demand for a special meeting submitted by any stockholder or stockholders pursuant to Section 2.3(a) (a “Special Meeting Demand”) shall be in writing and shall set forth:

(i)            with respect to each Demanding Person, the information required for a notice of stockholder business pursuant to Section 2.2(d) of these Bylaws;

(ii)           if a purpose for which the special meeting is to be called is the election of one or more directors to the Board of Directors, the information required for a stockholder nomination of persons for election to the Board of Directors pursuant to Section 2.2(d) of these Bylaws.

(c)           Each Demanding Person shall further update and supplement his or her Special Meeting Demand as set forth in Section 2.2(f) of these Bylaws so that the information provided or required to be provided in such Special Meeting Demand is true and correct both as of the record date for the determination of stockholders entitled to notice of the special meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof.

(d)           The Chairman of the Board shall not accept, and shall consider ineffective, a Special Meeting Demand from a stockholder (i) that does not comply with this Section 2.3, (ii) that relates to an item of business to be transacted at the proposed special meeting that is not a proper subject for stockholder action under applicable law, or (iii) if the business proposed to be conducted at the special meeting as set forth in such Special Meeting Notice is identical to or substantially similar to an item of business that will be submitted for stockholder approval or consideration at any meeting of stockholders to be held on or before the ninetieth (90th) day after the Secretary receives such Special Meeting Demand.  In addition to the requirements of this Section 2.3, each Demanding Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Special Meeting Demand.

(e)           Nothing in this Section 2.3 shall be deemed or construed to give any stockholder a right to fix the date, time, or place of, or to fix any record date for, any special meeting of the stockholders of the Corporation.  Except as expressly provided in, and in accordance with, this Section 2.3, stockholders shall not be permitted (i) to call or cause any officer of the Corporation to call a special meeting of stockholders or (ii) to propose business to be brought before a special meeting of the stockholders, other than the nomination of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, which nominations may be made only in accordance with, and subject to, this Section 2.3 and Section 2.2 of these Bylaws.

(f)            Anything in this Section 2.3 to the contrary notwithstanding, in the case of a special meeting called by the Chairman of the Board following receipt of Special Meeting Demand(s) from stockholders holding the Requisite Percentage in accordance with Section 2.3(a), the Board of Directors may submit its own proposal or proposals for consideration at such special meeting, and at the direction of the Board of Directors, such proposal or proposals shall be included in the notice for the special meeting as a purpose or purposes for which the meeting is called.

(g)           A stockholder may revoke a Special Meeting Demand by written revocation delivered to, or mailed and received by, the Secretary at the principal executive office of the Corporation at any time before the special meeting.  If any such revocation(s) are delivered to or received by the Secretary after the Secretary’s receipt of Special Meeting Demands from the holders of the Requisite Percentage, and as a result of such revocation(s), there no longer are unrevoked demands from stockholders holding the Requisite Percentage, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.  Unless otherwise required by law, a stockholder will be deemed to revoke a Special Meeting Demand if the stockholder (or a qualified representative of the stockholder) does not appear at the special meeting of stockholders of the Corporation called in response to such stockholder’s Special Meeting Demand, and the Board of Directors shall have the discretion to determine whether the proposed business set forth in the Special Meeting Demand, including a nomination of persons for election to the Board of Directors, shall be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.3(g), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(h)           For purposes of this Section 2.3, “Demanding Person” shall mean (A) each stockholder making a demand pursuant to Section 2.3(a), (B) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (C) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner).]

Section 2.4.           Notice of Meetings.  The Corporation shall give written notice of any annual or special meeting of stockholders.  Notices of meetings of stockholders shall state the place (if any), date, and time of the meeting, the record date for determining stockholders entitled to vote at such meetings (if such record date is different from the record date for determining stockholders entitled to receive notice of such meetings), and the means of remote communication (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting.  Notices of meetings of stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to notice of and to vote at such meeting, except as otherwise required by applicable law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws.  In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.  No business other than that specified in the notice or otherwise submitted by the Board of Directors thereof shall be transacted at any special meeting.

When a meeting is adjourned to another place (if any), date or time, written notice need not be given of the adjourned meeting if the place (if any), date and time thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if, after an adjournment, a new record date is fixed for determining the stockholders entitled to vote at the adjourned meeting, written notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.5.            Quorum.  At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the aggregate voting power of all of the shares of the stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for all purposes, unless or except as otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the aggregate voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

Section 2.6.            Organization.  Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation shall call to order any meeting of the stockholders and act as chairman of the meeting of the stockholders.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting of the stockholders appoints.

Section 2.7.            Conduct of Meetings.  At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.   Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety.  Without limiting the foregoing, he or she may:

(a)           restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman of the meeting or Board of Directors;

(b)           place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c)           restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d)           adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e)           make rules governing speeches and debate, including time limits and access to microphones.

The chairman of the meeting shall act in his or her absolute discretion, and his or her rulings shall not be subject to appeal.

Section 2.8.           Proxies and Voting.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized in accordance with applicable law.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his, her, or its name on the record date for determining stockholders entitled to vote at the meeting, except as otherwise provided by the Certificate of Incorporation.  Unless otherwise provided by the Certificate of Incorporation or applicable law, voting need not be by ballot.

Whenever any corporate action other than the election of directors is to be taken, it shall be authorized by the vote of the holders of a majority of the votes cast affirmatively or negatively on the matter presented at a meeting at which a quorum is present, unless the matter is one upon which by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the vote required for such matter. Abstentions shall not be counted as votes cast either affirmatively or negatively on any matter.  Except as required by law or by the Certificate of Incorporation, each director shall be elected in the manner set forth in Section 3.1 hereof.

Section 2.9.           Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or, her or its name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

If the meeting is to be held at a place, the stock list shall also be kept at the place of the meeting (if any) during the whole time thereof and shall be open to the examination of any such stockholder who is present.

Section 2.10.         Inspectors. The directors, in advance of any meeting of stockholders, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed or if no inspector or alternate inspector is able to act at a meeting of stockholders, the person presiding at the meeting may, but need not, appoint one or more inspectors.  Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of

the Corporation, the inspectors may consider such information as is permitted by applicable law.   No person who is a candidate for an office at an election may serve as an inspector at such election. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 2.11.         Remote Communications.  For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)           participate in a meeting of stockholders; and

(b)           be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1.           Number and Election of Directors.

(a)           The Board of Directors shall consist of not less than seven (7) nor more than thirteen (13) members, the exact number of which shall be fixed from time to time by the Board of Directors.  Except as otherwise required by these Bylaws, by applicable law or by the Certificate of Incorporation, a nominee for director shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election at any meeting of stockholders at which directors are to be elected and at which a quorum is present, provided that directors shall be elected by the vote of a plurality of the votes cast of the shares present in person or represented by proxy and entitled to vote at a meeting at which a quorum is present if (i) (A) the Secretary receives notice that a stockholder has nominated a person for election to the Board of Directors in accordance with the advance notice requirements for stockholder nominations set forth in Section 2.2 or 2.3 in the case of a special meeting of stockholders at which directors are to be elected or otherwise becomes aware that a stockholder has nominated a person for election to the Board of Directors and (B) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date the Corporation first mails notice of such meeting to the stockholders, or (ii) the number of nominees for election to the Board of Directors at such meeting exceeds the number of directors to be elected (a “Contested Election”.) Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” a director’s election.  If directors are elected by a plurality of the votes cast in a Contested Election, stockholders shall not be permitted to vote “against” a nominee.  Each director so elected shall hold office until the next election of the class for which such director shall initially have been chosen and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, in the manner hereinafter provided.  Directors need not be stockholders.

(b)           In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that proffered resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose.  In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, a committee of the Board of Directors designated by the Board of Directors pursuant to these Bylaws shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken.  The Board of Directors shall act on the proffered resignation, taking into account the recommendation of such designated committee, and publicly disclose (by press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within ninety (90) days following certification of the election results.  The designated committee, in making its recommendations and the Board in making its decision each may consider any factors or other information that they consider appropriate and relevant.

(c)           If the Board of Directors accepts a director’s resignation pursuant to this Section 3.1, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Section 3.4 and the Certificate of Incorporation.

Section 3.2.           Nomination of Directors by the Board of Directors.

(a)           Employee Directors.   Employee director candidates (also known as inside director candidates) shall be nominated by the Board of Directors, directly or by a committee of the Board, charged with the director nomination responsibilities; provided, however, that such nomination shall be made taking into account the recommendation of the Chief Executive Officer made pursuant to a process established from time to time at his/her discretion.

(b)           Outside Directors.   Non-employee director candidates (also known as outside director candidates) shall be nominated by the Board of Directors, directly or by a committee of the Board, charged with the director nomination responsibilities.

Section 3.3.           Chairman of the Board.  The Chairman of the Board, who shall be chosen by the Board of Directors from among the members of the Board of Directors, shall have the responsibility for the implementation of the governance policies determined by the Board of Directors. He shall preside over the meetings of the Board of Directors.

Section 3.4.           Vacancies and Newly Created Directorships.  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause or if there are any newly created directorships, a majority of the directors remaining in office, although less than a quorum, shall fill any such vacancies or newly created directorships, and the directors so chosen shall hold office until the date of the next election of directors by the stockholders and upon re-election by the stockholders or upon election of a new director to succeed such appointed director, such re-elected or newly elected director shall serve the term that ends at the next election of the class for which such director shall have initially been chosen, and until his or her successor is elected and qualified.  In filling vacancies pursuant to this Section 3.4, the Board of Directors shall not appoint any director who failed to receive a majority of the votes cast at the last meeting of the stockholders at which directors were elected.  In addition, instead of filling any vacancy on the Board of Directors, a majority of the directors remaining in office may vote to reduce the size of the Board of Directors to remove any vacancy.

Section 3.5.           Resignations and Removal.

(a)           Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary; provided that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by such director.  Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board of Directors, the Chairman of the Board of Directors or the Secretary, as the case may be.  Unless otherwise specified therein, and subject to Section 3.5(b) of these Bylaws, the acceptance of such resignation shall not be necessary to make it effective.

(b)           Any director who is an employee of the Corporation shall be deemed to have tendered his/her resignation as a director to the Board of Directors upon termination of his/her employment with the Corporation.  The Board of Directors shall determine whether to accept such resignation or whether the director shall finish his/her term as a director.  Until and unless the Board formally accepts, by majority vote, such resignation or if the Board of Directors does not accept, by majority vote, the resignation, the director shall continue to serve on the Board and have full authority, power and privileges of a member of the Board of Directors until the end of such director’s term.  If the Board of Directors accepts such resignation pursuant to this Section 3.5, then the Board of Directors may fill the resulting vacancy pursuant to Section 3.4 and the Certificate of Incorporation.

(c)           Any director or the entire Board of Directors may be removed as set forth in the Certificate of Incorporation.

Section 3.6.           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.7.           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer or by a majority of the Board of Directors by vote at a meeting, or in writing by three or more directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by personal delivery, mail, courier service (including, without limitation, overnight mail), facsimile transmission, (directed to the facsimile number at which the director has consented to receive such notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission at which the director has consented to receive notice, telex, telephone, telegraph, or by electronic transmission not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.8.           Quorum.  At any meeting of the Board of Directors, a majority of the total number of the directors constituting the whole Board of Directors (including any vacancies and newly created directorships) shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 3.9.           Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone, webcast or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.10.          Voting and Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws. Any action required to be taken at a meeting of the Board of Directors may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors; provided, however, that such electronic transmission or transmissions must either be set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11.          Powers.  Subject to the limitations set forth in the Certificate of Incorporation and to any provision of the General Corporation Law of the State of Delaware relating to the powers or rights conferred upon or reserved to the stockholders or the holders of any class or series of the Corporation’s issued and outstanding stock, the business and affairs of the Corporation shall be managed, and all corporate affairs shall be exercised, by or under the direction of the Board of Directors, and the powers of the Board of Directors shall include, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 3.12.          Compensation of Directors. Directors, as such, may receive, as determined by the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV.

COMMITTEES

Section 4.1.            Committees of the Board of Directors.  The Board of Directors, by a vote of two-thirds (2/3) of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise, to the extent provided in the resolution which designates the committee or a supplemental resolution of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority to (i) approve or adopt, or recommend of the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the Corporation. In the absence or disqualification of any member of any committee and any alternate member in his place, the Board of Directors may appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2.            Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of the proceedings of such committee.

ARTICLE V.

OFFICERS

Section 5.1.            Generally.  The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents (including Executive or Senior Vice Presidents), a Secretary, a Treasurer, and such other officers or assistant officers as may from time to time be appointed by the Board of Directors. Officers shall be appointed by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

Section 5.2.            Chief Executive Officer.  The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors at which he shall be present, unless the Board of Director’s governance policies provide otherwise; he/she may sign and execute, to the fullest extent permitted by law, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation or limited by the direction of the Board; and, in general, he/she shall perform all duties usually performed by a chief executive officer of the corporation and such other duties as are from time to time assigned to him by the Board of Directors of the Corporation.

Section 5.3.            President.  The President shall have such powers and shall perform such duties as may be prescribed by the Board of Directors or by the Chief Executive Officer.

Section 5.4.            Vice President.  Each Vice President shall have such powers and duties as may be delegated to him by the Chief Executive Officer or the Board of Directors.

Section 5.5.            Treasurer.  The Treasurer shall have or supervise custody of all funds and securities of the Corporation.  The Treasurer shall also perform such other duties as the Chief Executive Officer, Chief Financial Officer or the Board of Directors may from time to time prescribe.

Section 5.6.            Secretary.  The Secretary shall issue authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. He/she shall have charge of the corporate books and shall perform such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

Section 5.7.            Assistant Officers.  The Board of Directors or the Chief Executive Officer may designate from time to time assistant Vice Presidents, assistant Treasurers, and assistant Secretaries, who shall perform such duties as may, from time to time, be assigned to them by the Board of Directors or the Chief Executive Officer.

Section 5.8.            Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.9.            Removal/Vacancy.  Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors or the Chief Executive Officer. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

ARTICLE VI.

INDEMNIFICATION

Section 6.1.            Indemnification of Officers and Directors.

(a)                                  Subject to Section 6.3, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(b)           The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(c)           To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any threatened, pending, or completed Proceeding referred to in Section 145(a) or (b) of the General Corporation Law of the State of Delaware, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(d)           The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.2.            Advancement of Expenses.

(a)                                  Subject to 6.3, with respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of an undertaking (hereinafter an “undertaking”) by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b)                                 With respect to any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or while not serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 6.3.            Actions Initiated Against The Corporation.  Anything in Section 6.1(a) or Section 6.2(a) to the contrary notwithstanding and except as provided in Section 6.5(b), with respect to a Proceeding initiated against the Corporation by a person who is or was a director or officer of the Corporation (whether initiated by such person in or by reason of such capacity or in or by reason of any other capacity, including as a director, officer, employee, or agent of Another Enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board of Directors of the Corporation.

Section 6.4.            Contract Rights.  The rights to indemnification and advancement of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Article VI (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise) shall be contract rights, shall vest when such person becomes a director or officer of the Corporation, and shall continue as vested contract rights even if such person ceases to be a director or officer of the Corporation.  Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VI (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any proceeding relating to such person’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.

Section 6.5.            Claims.

(a)                                  If (X) a claim under Section 6.1(a) with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 6.2(a) with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

(b)                                 If successful in whole or in part in any suit brought pursuant to Section 6.5(a), or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)                                  In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law.  With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i)

the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)                                 In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

Section 6.6.            Determination of Entitlement to Indemnification.  Any indemnification required or permitted under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article VI and Section 145 of the General Corporation Law of the State of Delaware.  Such determination shall be made, with respect to a person who is a director or officer of the Corporation at the time of such determination, (i) by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.  Such determination shall be made, with respect to any person who is not a director or officer of the Corporation at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Section 6.7.            Non-Exclusive Rights.  The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.8.            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

Section 6.9.            Severability.  If any provision or provisions of this Article VI shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 6.10.          Miscellaneous.  For purposes of this Article VI: (a) references to serving at the request of the Corporation as a director or officer of Another Enterprise shall include any service as a director or officer of the Corporation that imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan; (b) references to serving at the request of the Corporation as a employee or agent of Another Enterprise shall include any service as an employee or agent of the Corporation that imposes duties on, or involves services by, such employee or agent with respect to an employee benefit plan; (c) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation; and (d) references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

ARTICLE VII.

STOCK

Section 7.1.            Certificates of Stock. If certificates representing stock of the Corporation are used, they shall be consecutively numbered and in such form as shall be determined by the Board of Directors or in accordance with these Bylaws. Such certificates shall be signed by the Chairman or Vice-Chairman of the Board, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any of or all the signatures on the certificate may be facsimile.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of lost, destroyed, or mutilated certificates a new one may be issued therefor in accordance with Section 7.3 hereof.

Section 7.2.            Uncertificated Shares.  Subject to any conditions imposed by statute or by the Certificate of Incorporation, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law of the State of Delaware.

Section 7.3.            Lost Certificates.  The Corporation may either issue a new certificate of stock or provide evidence of uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, upon the satisfaction of such conditions as the Board of Directors may require including, but not limited to, requiring the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares, and the Board of Directors may delegate to an officer of the Corporation the power to determine whether such conditions have been satisfied and to cause such replacement certificates or uncertificated shares to be issued.

Section 7.4.            Stock Transfers.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock. The Board of Directors may appoint Transfer Agents and Registrars thereof. Transfer of stock of the Corporation shall be made only on the stock transfer books of the Corporation. Transfers will not be made in violation of these Bylaws, any stockholder agreement, benefit plan, any other Corporation document or policy, or applicable law.  The name under which shares stand on the books of the Corporation shall be deemed by the Corporation to be the name of the owner thereof.

ARTICLE VIII.

SPECIAL PROVISIONS RELATIVE TO STOCK

Section 8.1.            Ownership Policy.  The purpose of this Article is to define the policy of the Corporation to maintain ownership of its common stock by compatible persons actively contributing to its success.  This policy is based on the belief that common stock ownership by competent, loyal, contributing employees and directors of, and consultants to, the Corporation and its affiliates will be of continuing benefit to the Corporation.

Section 8.2.            Restrictions on Stock.

(a)                                  Corporation’s Right to Repurchase upon Termination of Affiliation. As used in this Article, “Stock” shall mean the Common Stock issued or to be issued by the Corporation.  All shares of Stock held of record by a person who is an employee or director of, or a consultant to, the Corporation or any of its affiliates shall be subject to the Corporation’s right to repurchase all of such shares in the event that such holder’s affiliation with the Corporation as an employee, director or consultant is terminated. Such right of repurchase upon termination of affiliation shall also be applicable to all shares of Stock which such person has the right to acquire subsequent to termination of affiliation pursuant to any of the Corporation’s employee benefit plans (other than shares distributable to such person under any benefit plan adopted by the Corporation or any of its affiliates which, by law or its terms, prohibits the Corporation’s right to repurchase shares issued thereunder upon termination of affiliation) or pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at the date of such termination of affiliation. An authorized leave of absence approved in accordance with the Corporation’s policy shall not constitute a termination of affiliation for purposes of this subparagraph (a); provided, however, that the issuance of a formal personnel action notice by the Corporation’s human resources department advising an employee that the leave of absence is terminated shall constitute a termination of affiliation for purposes of this subparagraph (a).  The Corporation’s right of repurchase shall be exercised by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books within 60 days following the termination of such affiliation, which notice shall request delivery of certificates representing the shares of Stock, duly endorsed in blank or to the Corporation, free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If the Corporation repurchases the shares, the price shall be the Formula Price (as hereinafter defined) per share (i) on the date of such termination of affiliation, in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) on the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans. The Corporation shall, if it exercises its right to repurchase such shares of Stock as provided in this subparagraph (a), pay for such shares in cash or promissory notes issued within 90 days after (i) the date of such termination of affiliation (such 90-day period shall commence on such date of termination of affiliation and shall not be extended by accrued vacation, sick days or similar accruals), in the case of shares held of record by such holder at that date and shares issuable to such holder subsequent to that date pursuant to any option or other contractual right to acquire shares of Stock which was outstanding at that date; or (ii) the date such shares are distributed to such holder, in the case of shares distributable to such holder subsequent to his or her termination of affiliation pursuant to any of the Corporation’s employee benefit plans. If the Corporation is unable to make such payment directly to such holder, then the Corporation may satisfy its obligation to make such payment by depositing the purchase price in cash or promissory notes within such 90-day period in an account for the benefit of such holder and such shares of Stock shall thereby be deemed to have been transferred to the Corporation and no longer outstanding with all rights of such holder with regard to such shares terminated. The Corporation and any holder of Stock may by contract mutually agree to extend the time period of the Corporation’s right to repurchase such holder’s Stock, and to alter payment terms from those contained in this subparagraph (a).

(b)                                 Corporation’s Right of First Refusal.  If at any time a holder of Stock desires to sell any of such Stock (other than through the limited market maintained by the Corporation), such holder shall first give notice to the Secretary of the Corporation containing:

(i)            A statement signed by such holder notifying the Corporation that such holder desires to sell shares of Stock and has received a bona fide offer to purchase such shares.

(ii)           A statement signed by the intended purchaser containing:

(A)          the intended purchaser’s full name, address and taxpayer identification number;

(B)           the number of shares to be purchased;

(C)           the price per share to be paid;

(D)          other terms under which the purchase is intended to be made; and

(E)           a representation that the offer, under the terms specified, is bona fide.

(iii)          If the purchase price is payable in cash, in whole or in part, a copy of a certified check, cashier’s check or money order payable to such holder from the purchaser in the aggregate amount of the purchase price which is to be paid in cash.

The Corporation shall thereupon have an option exercisable within 14 days of receipt of such notice by the Secretary to purchase all, but not less than all, of the shares specified in the notice at the offer price and upon the same terms as set forth in the notice, accompanied by payment of the purchase price; provided, however, that if the offer price is payable, in whole or in part, other than in cash, the Corporation shall pay the equivalent value of any noncash consideration as mutually agreed upon between the holder and the Corporation. Such option shall be exercised by the Corporation by mailing written notice to such holder at his or her address of record on the Corporation’s stock record books. In the event the Corporation does not exercise such option, such holder may sell the shares specified in the notice within 30 days thereafter to the person, at the price and upon the terms and conditions set forth therein. The holder may not sell such shares to any other person, or at any different price, or on any different terms without first re-offering such shares to the Corporation. All shares sold pursuant to this subparagraph (b) shall continue to be subject to this Article VII, further transfers of the shares can be made only in accordance with this Article VII and each purchaser is required to execute an agreement to be bound by the terms of this Article VII.

(c)           Election of Rights by Corporation.  If circumstances shall occur which would ordinarily permit the Corporation to exercise its rights under either subparagraphs (a) or (b) of this Article at a time when the Corporation’s rights under the other subparagraph have become and remain exercisable, the Corporation in its sole discretion may elect which of such rights it shall exercise.  The Corporation may designate one or more nominees to purchase any shares of Stock which it has the right to purchase pursuant to subparagraphs (a) or (b) of this Article, in lieu of purchasing such shares itself.

(d)           Other Transfers.  Except for sales in the limited market maintained by the Corporation and as provided in subparagraphs (a) or (b) of this Article, no holder of shares of Stock may sell, assign, pledge, transfer or otherwise dispose of or encumber any shares of Stock without the prior written approval of the Corporation, and any attempt to so sell, assign, pledge, transfer or otherwise dispose of or encumber such shares without such prior approval shall be null and void.  If any transfer of the Corporation’s Stock is (1) not a sale by an employee or director of, or consultant to, the Corporation or (2) by a person who acquired such Stock other than by purchase, directly or indirectly, from an employee or director of, or consultant to the Corporation, then the Corporation is expressly authorized to condition its approval of such transfer upon the transferee’s agreement to hold such Stock subject to this Article upon the termination of affiliation of the employee, director, or consultant. All shares transferred with the Corporation’s prior written approval pursuant to this subparagraph (d) shall continue to be subject to this Article, further transfers of the shares can be made only in accordance with this Article, and each transferee is required to execute an agreement to be bound by the terms of this Article.

(e)           Definition of Formula Price. As used in this Article, “Formula Price” shall mean the price determined pursuant to the formula adopted by the Board of Directors of the Corporation for the purpose of determining the fair market value of the Corporation’s Stock, as such formula may be modified from time to time by the Board of Directors.

(f)            Ownership Limit.  No person may own more than one percent of the outstanding shares of Common Stock of the Corporation, excluding the person’s beneficial interest in any class or series of stock of the Corporation held by an employee benefit trust.

Section 8.3.            Fixing Record Dates.

(a)                                  For purposes of determining stockholders entitled to notice of any meeting of stockholders, the Board of Directors may fix in advance a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the date preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with these Bylaws.  With respect to a particular notice or meeting, the record date shall be the same for all voting groups.

(b)                                 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date.  Such record date shall not precede the date upon which the resolution fixing such record date is adopted, and shall not be more than 60 (sixty) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 8.4.            Regulations.  The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

ARTICLE IX.

NOTICES

Section 9.1.            Notices.  Except as otherwise specifically provided by applicable law, the Certificate of Incorporation of the Corporation, or these Bylaws, all notices required to be given to any stockholder or director shall be in writing (except when such notice is provided by electronic transmission as provided below) and may in every instance be given by hand delivery to the recipient thereof, by depositing such notice in the United States mail, postage paid, by sending such notice by facsimile, carrier service, prepaid telegram or mailgram or, by electronic transmission in accordance with the General Corporation Law of the State of Delaware. Any notice by mail shall be addressed to such stockholder or director at his, her, or its last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or dispatched, if delivered through the United States mail, facsimile, courier service or by telegram or mailgram, shall be the time of the giving of the notice.  Notice by electronic transmission shall be deemed given when electronically transmitted to a stockholder or director in a manner authorized in writing by the stockholder or director.  Electronic transmission of notice shall be deemed to be given in a manner authorized by the stockholder or director if electronically transmitted in the same manner as the notice for the most recent past stockholder or director meeting if such stockholder or director was the present in person or by proxy at such meeting, unless, in the case of a stockholder, such stockholder has revoked its consent to receive notices by electronic transmission as set forth in the General Corporation Law of the State of Delaware.

Section 9.2.            Waivers.  A written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission of any notice by any such person, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder or director. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE X.

MISCELLANEOUS

Section 10.1.          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 10.2.          Corporate Seal.  The Board of Directors may adopt a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 10.3.          Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 10.4.          Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or such other 12 consecutive months as the Board of Directors may designate.

Section 10.5.          Time Periods.  In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 10.6.          Subject to Law and Certificate of Incorporation.  All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

Section 10.7.          Voting Securities Held by the Corporation.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation: (a) to attend and to vote at any meeting of security holders of other corporations entities in which the Corporation may hold securities; (b) to execute any proxy for such meeting on behalf of the Corporation; or (c) to execute a written action in lieu of a meeting of such other corporation entity on behalf of the Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE XI.

AMENDMENTS

Section 11.1.          By The Board Of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

Section 11.2.          By The Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.